Exhibit 10.27

FIFTH ADDENDUM

TO

CREDIT AGREEMENT

This Fifth Addendum to Credit Agreement (“Fifth Addendum”) is made this 29th day of July, 2010, between Wells Fargo Bank, National Association (“Bank”) and Cancer Genetics, Inc. (“Borrower”).

RECITALS:

A.	The Bank and the Borrower entered into a Credit Agreement, dated April 29, 2008 (the “Credit Agreement”), as amended by a First Addendum to Credit Agreement dated July 7, 2008; a Second Addendum to Credit Agreement dated March 30, 2009; a Third Addendum to Credit Agreement dated July 2, 2009; and a Fourth Addendum to Credit Agreement dated October 21, 2009. Borrowings under the Credit Agreement are currently evidenced by a $6,000,000,00 revolving line of credit note, dated October 21, 2009 (“Revolving Note”).

B.	As of July 29, 2010, there is owed on the Revolving Note the principal amount of Six Million Dollars ($6,000,000.00) plus accrued, unpaid interest.

C.	The Borrower has requested that the Bank extend the Line Availability Period to July 31, 2011.

D.	The Bank and the Borrower wish to amend the Credit Agreement pursuant to the terms of this Fifth Addendum.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein it is agreed:

1.	All terms not otherwise defined in this Fifth Addendum shall have the meaning given to such term in the Credit Agreement, as amended. The recital paragraphs are hereby incorporated as though fully set forth in this Fifth Addendum.

2.	Notwithstanding the execution of the Credit Agreement or any addendum thereto, or the delivery of all documents in furtherance thereof, the obligation of the Bank to make any advance on the Line and this Fifth Addendum becoming effective shall be subject to the timely satisfaction of the following conditions precedent:

a)	No event of default or event which will mature into an event of default, shall have occurred and be continuing.

b)	The representations and warranties of the Borrower contained in the Documents shall be true and correct as of the date of any advance on the Line.

c)	The Borrower shall have delivered to the Bank copies, duly certified as of the date of this Fifth Addendum by the Borrower’s secretary of (i) the resolutions of Borrower’s board of directors authorizing the execution and delivery of this Fifth Addendum and the Documents required by this Fifth Addendum, (ii) all documents evidencing other necessary Borrower action, and (iii) all approvals or consents required, if any, with respect to the Documents.

d)	The Borrower shall have delivered to the Bank a certificate of its secretary certifying the name(s) of the person(s) authorized to sign this Fifth Addendum and the Documents, and all other documents and certificates of the Borrower to be delivered hereunder, together with the true signatures of such person(s).

e)	The Borrower shall have delivered the Documents and the agreements listed below, each of which shall be in a form and content satisfactory to the Bank, executed by the parties specified therein, and all other documents, certificates, opinions and statements requested by the Bank:

i.	This Fifth Addendum.

ii.	The Modification Agreement attached hereto as Exhibit “A”.

f)	The Bank shall have received from John Pappajohn the Consent to Fifth Addendum to Credit Agreement and Ratification of Guaranty attached hereto as Exhibit “B” (“Pappajohn Consent”).

g)	The Borrower shall have reimbursed the Bank for all expenses incurred by it in connection with this Fifth Addendum, including but not limited to, attorney’s fees.

3.	Section 1.2 (Line Availability Period) of the Credit Agreement is hereby deleted and the following new Section 1.2 is substituted in lieu thereof:

1.2	Line Availability Period. The “Line Availability Period” will mean the period of time from the Effective Date or the date on which all conditions precedent described in this Agreement have been met, whichever is earlier, through and including the earlier of July 31, 2011 (the “Line Expiration Date”).

4.	The Borrower does hereby release and forever discharge Wells Fargo Bank, National Association, Wells Fargo & Company, and their respective affiliates and their officers, directors, attorneys, agents, employees, successors and assigns from all causes of action, suits, claims and demands of every kind and character, liquidated or unliquidated, fixed, contingent, direct or indirect without limit, including any action in law or equity, which the Borrower now has or may ever have had against them, if the circumstances giving rise to such causes of action, suits, claims and demands arose prior to the date of this Fifth Addendum.

5.	Except as modified by this Fifth Addendum, all the terms and conditions of the Credit Agreement, as amended, shall remain in full force and effect.

6.	This Fifth Addendum may be executed in one or more identical counterparts, which, when executed by all parties, shall constitute one and the same agreement.

7.	The Credit Agreement, as amended, embodies the entire agreement and understanding between the Borrower and the Bank with respect to the subject matter thereof and supersedes all prior agreements and understandings among such parties with respect to the subject matters thereof.

IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU M AY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT. THIS NOTICE ALSO APPLIES TO ANY OTHER CREDIT AGREEMENTS (EXCEPT CONSUMER LOANS OR OTHER EXEMPT TRANSACTIONS) NOW IN EFFECT BETWEEN YOU AND THIS LENDER.

THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES

THE RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS, WHETHER VERBAL OR WRITTEN, OR ACTIONS OF EITHER PARTY.

IN WITNESS WHEREOF, the parties have executed this Fifth Addendum as of the day and year first above written.

BANK:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By	/s/ Rebecca Gibson
Rebecca Gibson, Vice President

BORROWER:

CANCER GENETICS, INC.

By:	/s/ Panna L. Sharma
Panna Sharma, President & CEO

Exhibit “A”

Modification Agreement (Commercial)

Loan number

Modification Agreement dated	,

by and between Cancer Genetics, Inc. (“Borrower”) and Wells Fargo Bank, National Association, (“Bank”), modifying a note dated October 21, 2009, in the original principal amount of $6,000,000.00 (“Note”).

The principal balance outstanding as of the date of this Modification Agreement is $6,000,000.00.

1.	The parties hereby agree to modify the Note as follows:

EXTENSION OF MATURITY. Upon payment of accrued interest herewith of $0.00.

The maturity date of the Note is hereby extended to July 31, 2011, at which time the entire balance of unpaid principal and interest shall be due and payable in full. Prior to such date, Borrower shall pay interest pursuant to the terms of the Note.

2.	Except as stated above, all other terms of the Note and all related documents including but not limited to contracts, security agreements, or mortgages shall remain unchanged and in full force and effect.

IMPORTANT: READ BEFORE SIGNING THE AGREEMENT(S) ACCOMPANYING THIS NOTICE. THE TERMS OF THE AGREEMENT(S) SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THE WRITTEN CONTRACT(S) MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THE AGREEMENT(S) ONLY BY ANOTHER WRITTEN AGREEMENT. THIS NOTICE ALSO APPLIES TO ANY OTHER CREDIT AGREEMENTS (EXCEPT CONSUMER LOANS OR OTHER EXEMPT TRANSACTIONS) NOW IN EFFECT BETWEEN YOU AND THIS LENDER.

BORROWER ACKNOWLEDGES RECEIPT OF A COPY OF THIS MODIFICATION AGREEMENT.

Bank: Wells Fargo Bank, National Association		Borrower: Cancer Genetics, Inc.

By:	/s/ Rebecca Gibson	By:	/s/ Panna Sharma
	Rebecca Gibson, Vice President		Panna Sharma, President & CEO

Exhibit “B”

CONSENT TO FIFTH ADDENDUM TO CREDIT AGREEMENT

and

RATIFICATION OF GUARANTY

THIS CONSENT TO FIFTH ADDENDUM TO CREDIT AGREEMENT and RATIFICATION OF GUARANTY (“Consent and Ratification”) is made by John Pappajohn (“Personal Guarantor”) and delivered to Wells Fargo Bank, National Association (“Bank”) effective as of                      .

RECITALS:

A.	Cancer Genetics, Inc. (“Borrower”) and the Bank entered into a Credit Agreement, dated as of April 29, 2008, as amended from time to time (“Credit Agreement”) pursuant to which the Bank has made the Line available to the Borrower. The Borrower has requested that the Bank extend the Line Availability Period to July 31, 2011. In conjunction with this request, the Borrower and Bank entered into a Fifth Addendum to Credit Agreement, dated as of July 29, 2010 (the “Fifth Addendum”).

B.	At the Borrower’s request, the Personal Guarantor has (i) unconditionally guarantied the repayment of the Revolving Note pursuant to a written guaranty, dated October 21, 2009 (the “Guaranty”) and (ii) authorized the Bank to make, upon the occurrence of an Event of Default, an advance under the Personal Guarantor’s personal line of credit at the Bank and use the proceeds of such advance to reduce the Borrower’s obligations under the Revolving Note.

C.	The Bank has agreed to modifications in accordance with the terms of the Fifth Addendum and the Modification Agreement to the Note, provided that all of the conditions precedent set out in the Fifth Addendum are satisfied in full, including, without limitation, the execution and delivery to the Bank of this Consent and Ratification by the Personal Guarantor.

NOW THEREFORE, the Personal Guarantor agrees:

1.	The Recital Paragraphs are incorporated in this Consent and Ratification as though fully set forth herein. The Personal Guarantor has been provided with a copy of the Fifth Addendum, including the Modification Agreement to the Note and acknowledges receipt of the same.

2.	The Personal Guarantor hereby consents to the Fifth Addendum and the Modification Agreement.

3.	The Personal Guarantor hereby ratifies the Guaranty and acknowledges that the Guaranty is in full force and effect with respect to the obligations secured by the Guaranty, including all extensions, renewals, replacements or refinancings thereof, which may be owed by the Borrower to the Bank now or in the future.

4.	The Personal Guarantor hereby acknowledges and agrees that his personal line of credit with the Bank that is evidenced by a promissory note, dated July 29, 2010, as amended and/or modified in the principal amount of $10,000,000 (and any extensions, renewals, replacements or refinancings thereof) (“Personal Guarantor Line of Credit”) will be reduced by Six Million Dollars ($6,000,000.00) to effect the Personal Guarantor’s support of the Revolving Note and all extensions, renewals, replacements or refinancings thereof. The Personal Guarantor further agrees that upon (i) a default by the Borrower under the terms of the Credit Agreement and/or the Revolving Note or (ii) the maturity date of the Revolving Note, the Bank is hereby authorized to make an advance under the Personal Guarantor Line of Credit and apply the proceeds of such advance to the Revolving Note.

The Guarantor further agrees that in the event the Personal Guarantor Line of Credit is not renewed or extended upon its expiration or is otherwise terminated, the Guarantor shall provide to the Bank a standby letter of credit, or some other form of collateral that would be acceptable to the Bank in its sole discretion in support of the obligations owed by the Borrower under the Revolving Note, issued by a banking institution acceptable to the Bank in an amount not less than Six Million Dollars ($6,000,000.00), naming the Bank as the beneficiary thereunder.

5.	Except for “Core Proceedings” under the United States Bankruptcy Code, the Bank and the Personal Guarantor agree to submit to binding arbitration all claims, disputes and controversies between or among them, whether in tort, contract or otherwise (and their respective employees, officers, directors, attorneys, and other agents) arising out of or relating to in any way the Guaranty, this Consent and Ratification, the Credit Agreement, the Revolving Note and/or other documents and agreements executed in conjunction therewith and their negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination. Any arbitration proceeding will (i) proceed in Des Moines, Iowa; (ii) be governed by the Federal Arbitration Act (Title 9 of the United States Code); and (iii) be conducted in accordance with the Commercial Arbitration rules of the American Arbitration Association (“AAA”).

This arbitration requirement does not limit the right of either party to (i) foreclose against collateral; (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (iii) obtain provisional ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before, during or after the pendency or any arbitration proceeding. This exclusion does not constitute a waiver of the right or obligation of either party to submit any dispute to arbitration, including those arising from the exercise of the actions detailed in sections (i), (ii) and (iii) of this Section.

Any arbitration proceeding will be before a single arbitrator selected according to the Commercial Arbitration Rules of the AAA. The arbitrator will be a neutral attorney who has practiced in the area of commercial law for a minimum of ten years. The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator’s discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication.

In any arbitration proceeding, discovery will be permitted and will be governed by the Iowa Rules of Civil Procedure. All discovery must be completed no later than 20 days before the hearing date and within 180 days of the commencement of arbitration proceedings. Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party’s presentation and that no alternative means for obtaining information is available.

The arbitrator shall award costs and expenses of the arbitration proceeding in accordance with the provisions of the Revolving Note.

This Section shall survive the payment of all obligations to the Bank.

6.	This Consent and Ratification shall be binding upon and inure to the benefit of the Personal Guarantor and the Bank and their respective successors and assigns.

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7.	This Consent and Ratification shall be construed in accordance with the laws of Iowa applicable to contracts performed entirely within the State. Any action to enforce the provisions of this Consent and Ratification or arising from the actions of any party in connection therewith, shall be brought in the United States District Court for the Southern District of Iowa or in the Iowa District Court in Polk County, Iowa, except such action as may be necessary by the Bank to protect, preserve and realize its security interest in collateral located in another jurisdiction.

8.	The Guarantor does hereby release and forever discharge the Bank, Wells Fargo & Company and their respective affiliates and their officers, directors, attorneys, agents, employees, successors and assigns from all causes of actions, suits, claims and demands of every kind and character, liquidated or unliquidated, fixed, contingent, direct or indirect without limit, including any action in law or equity, which the Guarantor now has or may ever have had against them, if the circumstances giving rise to such causes of action, suits, claims and demands (a) are related in any manner whatsoever to the transactions which are the subject of this Consent and Ratification and (b) arose prior to the date of this Consent and Ratification.

IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT. THIS NOTICE ALSO APPLIES TO ANY OTHER CREDIT AGREEMENTS (EXCEPT CONSUMER LOANS OR OTHER EXEMPT TRANSACTIONS) NOW IN EFFECT BETWEEN YOU AND THIS LENDER.

IN WITNESS WHEREOF, this Consent and Ratification was executed effective as of the day and year first above written.

John Pappajohn

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